Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, CHRISTOPHER A. MARTIN or JENNIFER L. WOODS, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and re-substitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-8 covering the registration of securities of the Company to be issued under (i) the Monsanto Savings and Investment Plan, and (ii) the Monsanto Company ERISA Parity Savings and Investment Plan, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Signature	Title	Date

/s/ David L. Chicoine, Ph.D.	Director	June 22, 2012
David L. Chicoine, Ph.D.

/s/ Janice L. Fields	Director	June 22, 2012
Janice L. Fields

/s/ Hugh Grant	Chairman of the Board of Directors	June 22, 2012
Hugh Grant	President and Chief Executive Officer (Principal Executive Officer)

/s/ Arthur H. Harper	Director	June 22, 2012
Arthur H. Harper

/s/ Laura K. Ipsen	Director	June 22, 2012
Laura K. Ipsen

/s/ Gwendolyn S. King	Director	June 22, 2012
Gwendolyn S. King

/s/ C. Steven McMillan	Director	June 22, 2012
C. Steven McMillan

/s/ Jon R. Moeller	Director	June 22, 2012
Jon R. Moeller

/s/ William U. Parfet	Director	June 22, 2012
William U. Parfet

/s/ George H. Poste, Ph.D., D.V.M.	Director	June 22, 2012
George H. Poste, Ph.D., D.V.M.

/s/ Robert J. Stevens	Director	June 22, 2012
Robert J. Stevens

/s/ Pierre Courduroux	Senior Vice President and Chief	June 22, 2012
Pierre Courduroux	Financial Officer (Principal Financial Officer)

/s/ Nicole M. Ringenberg	Vice President and Controller	June 22, 2012
Nicole M. Ringenberg	(Principal Accounting Officer)

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